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                                                                   Exhibit 17(a)



           VOTE THIS PROXY CARD TODAY! YOUR PROMPT RESPONSE WILL SAVE
                       THE EXPENSE OF ADDITIONAL MAILINGS

           Please fold and detach card at perforation before mailing

SMITH BARNEY CONTRARIAN FUND
MEETING:  MAY 26, 2000 AT 9 A.M        PROXY SOLICITED BY THE BOARD OF DIRECTORS

  The undersigned holder of shares of Smith Barney Contrarian Fund (the "Contrarian Fund"), a series of Smith Barney Investment Funds Inc. ("Investment Funds"), hereby appoints Heath B. McLendon, Christina T. Sydor, Robert M. Nelson and Lewis E. Daidone attorneys and proxies for the undersigned with full powers of substitution and revocation, to represent the undersigned and to vote on behalf of the undersigned all shares of the Contrarian Fund that the undersigned is entitled to vote at the Special Meeting of Shareholders of the Contrarian Fund to be held at 7 World Trade Center, Downtown Conference Center (Mezzanine Level), New York, New York 10048 at 9 A.M., and any adjournment or adjournments thereof. The undersigned hereby acknowledges receipt of the Notice of Special Meeting and Prospectus/Proxy Statement dated April 3, 2000 and hereby instructs said attorneys and proxies to vote said shares as indicated herein. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting. A majority of the proxies present and acting at the Special Meeting in person or by substitute (or, if only one shall be so present, then that one) shall have and may exercise all of the power and authority of said proxies hereunder. The undersigned hereby revokes any proxy previously given.

                                           PLEASE SIGN, DATE AND RETURN PROMPTLY
                                                  IN THE ENCLOSED ENVELOPE


                                           Date:________________________

                                           Note:  Please sign exactly as your
                                                  name appears on this Proxy. If
                                                  joint owners, EITHER may sign
                                                  this Proxy. When signing as
                                                  attorney, executor,
                                                  administrator, trustee,
                                                  guardian or corporate officer,
                                                  please give your full title.


                                                  ---------------------------

                                                  ---------------------------
                                                  Signature(s) Title(s), if
                                                  applicable
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           Please fold and detach card at perforation before mailing

  Please indicate your vote by an "X" in the appropriate box below. This proxy, if properly executed, will be voted in the manner directed by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR APPROVAL OF THE PROPOSAL.

                                                                                           FOR        AGAINST         ABSTAIN
1.  To approve or disapprove the Agreement and Plan of Reorganization                      [ ]           [ ]            [ ]
    providing for (i) the acquisition of all or substantially
    all of the assets of Smith Barney Contrarian Fund (the " Contrarian Fund")
    in exchange for shares of the corresponding class of Smith Barney
    Fundamental Value Fund Inc. (the "Fundamental Value Fund") and the
    assumption by the Fundamental Value Fund of substantially all of the liabilities of the Contrarian Fund, (ii) the distribution to shareholders of the Contrarian Fund of such shares of the Fundamental Value Fund in liquidation of the Contrarian Fund and the cancellation of the Fund's outstanding shares and (iii) the subsequent termination of the Contrarian
    Fund as a series of Smith Barney Investment Funds Inc.

2. To transact any other business which may properly come before the Meeting or any adjournment thereof.


    NOTE:  your proxy is not valid unless it is signed on the reverse side.
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